SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12
/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

                             DIME BANCORP, INC.
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              (Name of Registrant As Specified In Its Charter)

                      NORTH FORK BANCORPORATION, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.
1)  Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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/ / Fee paid previously with preliminary materials.

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/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount previously paid:

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2)  Form, Schedule or Registration Statement No.

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3)  Filing party:

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4)  Date filed:

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                              NORTH FORK BANCORP
  275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE               INVESTOR:   DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                631-844-1258


                    NORTH FORK ANNOUNCES VICTORY OVER DIME
                              IN DELAWARE COURT

      MELVILLE, NEW YORK, NOVEMBER 9, 2000 -- North Fork Bancorporation, Inc. (NYSE:NFB) announced today that the Court of Chancery of the State of Delaware issued an opinion yesterday confirming North Fork's position that the class of directors of Dime Bancorp, Inc. nominated by Dime for re-election at its annual meeting of stockholders held in July were not re-elected to a new three-year term and that such class of directors must stand for re-election at Dime's annual meeting of stockholders to be held next year. In rejecting Dime's arguments in the case, the court stated that it "refuse[d] to disenfranchise the 70 percent of Dime stockholders who expressed a preference in this election."

      As a result of the court's decision, approximately two-thirds of Dime's board of directors will stand for re-election at Dime's 2001 annual meeting of stockholders. As previously announced, North Fork currently intends to run an opposing slate of directors at the annual meeting and has already named five of its nominees earlier this year. Those nominees are Geraldine Ferraro, Muriel Siebert, Josiah Austin, Warren Marcus and A. Robert Towbin.

      "We are gratified that the Chancery Court has vindicated our position on the Dime vote," said John A. Kanas, Chairman, President and Chief Executive Officer of North Fork. "As we have maintained throughout this contest, we believe Dime's management and its Board of Directors have consistently ignored the views and interests of Dime's stockholders. Nowhere was this more egregious than when they sought to ignore the legitimate vote of Dime's stockholders at the annual meeting earlier this year, where Dime's stockholders overwhelmingly rejected Dime's director nominees by more than a two-to-one margin. The Chancery Court's opinion yesterday confirms our view regarding the extent to which Dime has attempted to override the clear mandates of its stockholders."

                               * * * * *

Investors and security holders are advised to read North Fork's proxy statement (when it becomes available) with respect to the persons to be nominated by North Fork for election to the Dime board of directors at the Dime 2001 annual meeting of Dime stockholders. Investors and security holders may obtain a free copy of the proxy statement (when it becomes available), any amendments or supplements thereto (when they become available), and any other documents filed by North Fork with the SEC, at the SEC's Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's information agent, D.F. King & Co., Inc. toll-free at 1-800-755-7250.

North Fork, its directors and executive officers and the persons to be nominated by North Fork to serve on the Dime board of directors may be deemed to be "participants" in North Fork's proposed solicitation of proxies from Dime stockholders. A detailed list of the names, affiliations and interests of the participants in the proposed solicitation is contained in a statement on Schedule 14A filed August 10, 2000 by North Fork with the Securities and Exchange Commission.